Exhibit 23.1

We hereby consent to the inclusion of financial statements of LyonHeart Capital, Inc. for the period from the date of inception on June 3, 2010 to June 10, 2010 then ended with our report dated August 4, 2010 on Form S-1 dated October 12, 2010 relating to the financial statements for the period from the date of inception on June 3, 2010 to June 10, 2010 listed in the accompanying index.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda ___________________________________
City, State
October 12, 2010 ___________________________________
Date